Exhibit 10.8

PROMISSORY NOTE

$125,000	July 26, 2002

FOR VALUED RECEIVED, and legally bound hereby, INNSUITES HOTELS INC. (“Maker”), a Nevada Corporation, having an office at 1615 East Northern Avenue, Suite 102, Phoenix, Arizona 85020 hereby promises to pay to James F. Wirth (“Note Holder”) or order and address as specified below the principal sum of ONE HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($125,000), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

(A)                              $125,000 amortized over 48 months at 7% interest ($2,993.28/month). Monthly installments of interest only to begin August 1, 2002.  Monthly installments of principal and interest to begin on April 1, 2003.

(B)                                Payments to be made payable to:

James F. Wirth

5700 E Glen Drive

Paradise Valley, AZ 85253

 Payments made under this note shall be subject to any current bank or mortgage covenants.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

                                                10 days late, $50 penalty

                                                35 days late, $150 penalty

                                                Over 35 days late, Note Holder could declare the note in default and call the entire amount due.

Should default be declared, units proportionate to unpaid balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney’s fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

INNSUITES HOTELS INC,
a Nevada Corporation

By:	/s/ J.R. Chase
Name: J.R. Chase
Title: Secretary Treasurer